January 2025

Pricing Supplement No. 6,078
Registration Statement Nos. 333-275587; 333-275587-01
Dated January 24, 2025
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index is at or above its coupon barrier level of 70% of its respective initial index value on the related observation date. If, however, the index closing value of either underlying index is less than its coupon barrier level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any monthly redemption determination date (beginning one year after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level of 50% of the respective initial index value, the payment at maturity will be the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the related contingent monthly coupon. If, however, the final index value of either underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level or respective downside threshold level, as applicable, of either underlying index will result in few or no contingent coupon payments or a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 5-year term. Investors will not participate in any appreciation of either underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Russell 2000 Futures Excess Return Index measures the performance of the nearest maturing quarterly E-mini Russell 2000 futures contract trading on the Chicago Mercantile Exchange (the “CME”), and was established on May 20, 2024. The futures contract references the Russell 2000® Index. For more information about the Russell 2000® Index, see the accompanying index supplement. For more information about the Russell 2000 Futures Excess Return Index, see “Annex A — Russell 2000 Futures Excess Return Index” beginning on page 32.

The S&P 500® Futures Excess Return Index measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract (the “futures contract”) trading on the Chicago Mercantile Exchange (the “CME”). The futures contract references the S&P 500® Index (the “reference index”). For more information about the S&P 500® Index, see the accompanying index supplement. For more information about the S&P 500® Futures Excess Return Index, see “Annex A — S&P 500® Futures Excess Return Index” beginning on page 35.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Russell 2000 Futures Excess Return Index (the “RTYFPE Index”) and S&P 500® Futures Excess Return Index (the “SPXFP Index”)
Aggregate principal amount:	$2,330,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	January 24, 2025
Original issue date:	January 29, 2025 (3 business days after the pricing date)
Maturity date:	January 29, 2030
Early redemption:

The securities are not subject to automatic early redemption until one year after the original issue date. Following this initial 1-year non-call period, if, on any redemption determination date, beginning on January 26, 2026, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Contingent monthly coupon:

A contingent coupon at an annual rate of 8.25% (corresponding to approximately $6.875 per month per security) will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the index closing value of either underlying index is less than the respective coupon barrier level for such underlying index, we will pay no coupon for the applicable monthly period. It is possible that one or both underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final index value of either underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$981.00 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$2,330,000	$5,825	$2,324,175

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 30.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.
Product Supplement for Auto-Callable Securities dated November 16, 2023  Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:

Monthly, beginning January 26, 2026, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

Monthly, beginning January 29, 2026 (approximately one year after the original issue date), as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon barrier level:	With respect to the RTYFPE Index: 226.079, which is 70% of its initial index value With respect to the SPXFP Index: 359.625, which is 70% of its initial index value
Downside threshold level:	With respect to the RTYFPE Index: 161.485, which is 50% of its initial index value With respect to the SPXFP Index: 256.875, which is 50% of its initial index value
Initial index value:	With respect to the RTYFPE Index: 322.97, which is its index closing value on the pricing date With respect to the SPXFP Index: 513.75, which is its index closing value on the pricing date
Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the larger percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Redemption Dates” below; provided that if any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date

Observation dates:

Monthly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to January 24, 2030 as the final observation date.

CUSIP / ISIN:	61777RR21 / US61777RR213
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Redemption Dates
February 24, 2025*	February 27, 2025*
March 24, 2025*	March 27, 2025*
April 24, 2025*	April 29, 2025*
May 27, 2025*	May 30, 2025*
June 24, 2025*	June 27, 2025*
July 24, 2025*	July 29, 2025*
August 25, 2025*	August 28, 2025*
September 24, 2025*	September 29, 2025*
October 24, 2025*	October 29, 2025*
November 24, 2025*	November 28, 2025*
December 24, 2025*	December 30, 2025*
January 26, 2026	January 29, 2026
February 24, 2026	February 27, 2026
March 24, 2026	March 27, 2026
April 24, 2026	April 29, 2026
May 26, 2026	May 29, 2026
June 24, 2026	June 29, 2026
July 24, 2026	July 29, 2026
August 24, 2026	August 27, 2026
September 24, 2026	September 29, 2026
October 26, 2026	October 29, 2026
November 24, 2026	November 30, 2026
December 24, 2026	December 30, 2026
January 25, 2027	January 28, 2027
February 24, 2027	March 1, 2027
March 24, 2027	March 29, 2027

January 2025 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Redemption Dates
April 26, 2027	April 29, 2027
May 24, 2027	May 27, 2027
June 24, 2027	June 29, 2027
July 26, 2027	July 29, 2027
August 24, 2027	August 27, 2027
September 24, 2027	September 29, 2027
October 25, 2027	October 28, 2027
November 24, 2027	November 30, 2027
December 27, 2027	December 30, 2027
January 24, 2028	January 27, 2028
February 24, 2028	February 29, 2028
March 24, 2028	March 29, 2028
April 24, 2028	April 27, 2028
May 24, 2028	May 30, 2028
June 26, 2028	June 29, 2028
July 24, 2028	July 27, 2028
August 24, 2028	August 29, 2028
September 25, 2028	September 28, 2028
October 24, 2028	October 27, 2028
November 24, 2028	November 29, 2028
December 26, 2028	December 29, 2028
January 24, 2029	January 29, 2029
February 26, 2029	March 1, 2029
March 26, 2029	March 29, 2029
April 24, 2029	April 27, 2029
May 24, 2029	May 30, 2029
June 25, 2029	June 28, 2029
July 24, 2029	July 27, 2029
August 24, 2029	August 29, 2029
September 24, 2029	September 27, 2029
October 24, 2029	October 29, 2029
November 26, 2029	November 29, 2029
December 24, 2029	December 28, 2029
January 24, 2030 (final observation date)	January 29, 2030 (maturity date)

*The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is January 29, 2026.

January 2025 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above 70% of its initial index value, which we refer to as the respective coupon barrier level, on the related observation date. If the index closing value of either underlying index is less than the respective coupon barrier level on any observation date, we will pay no coupon for the related monthly period. It is possible that the index closing value of either underlying index could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons during the term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying indices were to be at or above their respective coupon barrier levels on some monthly observation dates, one or both underlying indices may fluctuate below the respective coupon barrier level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final index value of either underlying index is less than 50% of the respective initial index value, which we refer to as the downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 5-year term of the securities.

Maturity:	5 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 8.25% (corresponding to approximately $6.875 per month per security) will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above the respective coupon barrier level on the related observation date. If on any observation date, the index closing value of either underlying index is less than the respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption (beginning after one year):

If the index closing value of each underlying index is greater than or equal to its initial index value on any monthly redemption determination date, beginning on January 26, 2026 (approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at maturity:

If the final index value of each underlying index is greater than or equal to the respective downside threshold level, investors will receive at maturity the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final index value of either underlying index is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero, and no monthly coupon will be payable at maturity. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

January 2025 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $981.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 5-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if each underlying index closes at or above its respective coupon barrier level on each monthly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 5-year term of the securities and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some monthly observation dates, but one or both underlying indices close below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which each index closing value is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which either index closing value is below the respective coupon barrier level on the related observation date.

Starting on January 26, 2026, when each underlying index closes at or above its initial index value on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity

This scenario assumes that each underlying index closes at or above the respective coupon barrier level on some monthly observation dates, but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for the monthly periods for which each index closing value is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which either index closing value is below the respective coupon barrier level on the related observation date. On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

January 2025 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above its respective coupon barrier level on some monthly observation dates, but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for the monthly periods for which each index closing value is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which either index closing value is below the respective coupon barrier level on the related observation date. On the final observation date, one or both underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

January 2025 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each monthly observation date, (2) the index closing values on each monthly redemption determination date and (3) the final index values. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning Approximately One Year After the Original Issue Date)

January 2025 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

January 2025 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the index closing value of each underlying index on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. The actual initial index value, coupon barrier level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:

8.25% per annum (corresponding to approximately $6.875 per month per security)*

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the final index value of each underlying is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption:

If the index closing value of each underlying index is greater than or equal to its initial index value on any monthly redemption determination date (beginning approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its respective coupon barrier level, the contingent monthly coupon with respect to the final observation date.

If the final index value of either underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTYFPE Index: 300 With respect to the SPXFP Index: 450
Hypothetical Coupon Barrier Level:

With respect to the RTYFPE Index: 210, which is 70% of the hypothetical initial index value for such index

With respect to the SPXFP Index: 315, which is 70% of the hypothetical initial index value for such index

Hypothetical Downside Threshold Level:

With respect to the RTYFPE Index: 150, which is 50% of the hypothetical initial index value for such index

With respect to the SPXFP Index: 225, which is 50% of the hypothetical initial index value for such index

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent monthly coupon of $6.875 is used in these examples for ease of analysis.

January 2025 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Index Closing Value		Contingent Monthly Coupon
	RTYFPE Index	SPXFP Index
Hypothetical Observation Date 1	250 (at or above coupon barrier level)	350 (at or above coupon barrier level)	$6.875
Hypothetical Observation Date 2	160 (below coupon barrier level)	375 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	275 (at or above coupon barrier level)	260 (below coupon barrier level)	$0
Hypothetical Observation Date 4	160 (below coupon barrier level)	230 (below coupon barrier level)	$0

On hypothetical observation date 1, both the RTYFPE Index and SPXFP Index close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $6.875 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, one underlying index closes at or above its coupon barrier level, but the other underlying index closes below its coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes below its respective coupon barrier level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the index closing value of either underlying index is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Index Closing Value		Payment at Maturity
	RTYFPE Index	SPXFP Index
Example 1:	350 (at or above the downside threshold level and at or above the coupon barrier level)	500 (at or above the downside threshold level and at or above the coupon barrier level)	$1,006.875 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	135 (below the downside threshold level)	260 (at or above the downside threshold level)	$1,000 x index performance factor of the worst performing underlying index = $1,000 x (135 / 300) = $450
Example 3:	325 (at or above the downside threshold level)	180 (below the downside threshold level)	$1,000 x (180 / 450) = $400
Example 4:	135 (below the downside threshold level)	180 (below the downside threshold level)	$1,000 x (180 / 450) = $400
Example 5:	90 (below the downside threshold level)	180 (below the downside threshold level)	$1,000 x (90 / 300) = $300

In example 1, the final index values of both the RTYFPE Index and SPXFP Index are at or above their respective downside threshold levels and coupon threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either underlying index.

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Principal at Risk Securities

In examples 2 and 3, the final index value of one underlying index is at or above its downside threshold level, but the final index value of the other underlying index is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 4, the RTYFPE Index has declined 55% from its initial index value to its final index value, while the SPXFP Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SPXFP Index, which is the worst performing underlying index in this example. In example 5, the RTYFPE Index has declined 70% from its initial index value to its final index value, while the SPXFP Index has declined 60% from its initial index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the RTYFPE Index, which is the worst performing underlying index in this example.

If the final index value of EITHER underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $500 per security and could be zero.

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Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final index value of either underlying index is less than its downside threshold level of 50% of its initial index value, you will be exposed to the decline in the closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above 70% of its respective initial index value, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the index closing value of either underlying index is lower than the coupon barrier level for such underlying index on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the index closing value of one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of each underlying index on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing value of each underlying index on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying index on monthly observation dates, if the closing value of either underlying index on any observation date is below the coupon barrier level for such index, you will receive no coupon for the related interest period, even if the level of such underlying index was at or above its respective coupon barrier level on other days during that interest period and even if the closing value of the other underlying index is at or above the coupon barrier level for such index.

￭Investors will not participate in any appreciation in either underlying index. Investors will not participate in any appreciation in either underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying index is greater than or equal to its respective coupon barrier level.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the stocks composing the share underlying index,

owhether the index closing value of either underlying index has been below its respective coupon barrier level on any observation date,

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Principal at Risk Securities

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the futures contracts included in the underlying indices, their reference indices, the component stocks of the underlying indices or the reference indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of the share underlying index, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either underlying index has closed near or below its coupon barrier level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying index based on its historical performance. The value of either underlying index may decrease and be below the coupon barrier level for such index on each observation date so that you will receive no return on your investment, and one or both underlying indices may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 50% or all of your initial investment in the securities. There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Russell 2000 Futures Excess Return Index Overview” and “S&P 500® Futures Excess Return Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices or the stocks composing the share underlying index. Investing in the securities is not equivalent to investing in either underlying index, the futures contracts included in the underlying indices or the component stocks of either underlying index or the reference indices. Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other

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Principal at Risk Securities

distributions or any other rights with respect to stocks that constitute the share underlying index or the reference indices. Further, by purchasing the securities, you are taking credit risk to us and not to any counter-party to the futures contracts included in the underlying indices. Your return on the securities will not reflect the return you would realize if you purchased any stocks or futures contracts that are tracked directly or indirectly by the underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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Principal at Risk Securities

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices, the share underlying index, the futures contract or the component stocks of the reference indices), including trading in the stocks that constitute the share underlying index, the futures contracts included in the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying indices and other financial instruments related to the underlying indices and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could potentially increase (i) the value at or above which such underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such underlying index, which is the value at or above which such underlying index must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying index) and (iii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the coupon barrier level and the downside threshold level for each underlying index, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount

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Principal at Risk Securities

of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of both underlying indices, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. To receive any contingent monthly coupons, each underlying index must close at or above its respective coupon barrier level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and either underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying index has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlying indices.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its initial index value on a monthly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

￭The Russell 2000® Index is one of the reference indices, and is subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the reference indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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Principal at Risk Securities

￭The Russell 2000 Futures Excess Return Index was established on May 20, 2024 and therefore has very limited operating history. The performances of the Russell 2000 Futures Excess Return Index and some of the component data have been retrospectively simulated for the period from January 1, 2020 to May 20, 2024. As such, performance for periods prior to the establishment of the Russell 2000 Futures Excess Return Index has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the Russell 2000 Futures Excess Return Index existed at any time during the period of the retrospective simulation. The methodology used for the calculation and retrospective simulation of the Russell 2000 Futures Excess Return Index has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

￭As the Russell 2000 Futures Excess Return Index is new and has very limited historical performance, any investment in the Russell 2000 Futures Excess Return Index may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the Russell 2000 Futures Excess Return Index prior to May 20, 2024 is hypothetical and back-tested, as the Russell 2000 Futures Excess Return Index did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oFTSE Russell LLC developed the rules of the Russell 2000 Futures Excess Return Index with the benefit of hindsight - that is, with the benefit of being able to evaluate how the Russell 2000 Futures Excess Return Index rules would have caused the Russell 2000 Futures Excess Return Index to perform had it existed during the hypothetical back-tested period.

oThe hypothetical back-tested performance of the Russell 2000 Futures Excess Return Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this note are not necessarily representative of the market conditions that will exist in the future.

oIt is impossible to predict whether the Russell 2000 Futures Excess Return Index will rise or fall. The actual future performance of the Russell 2000 Futures Excess Return Index may bear little relation to the historical or hypothetical back-tested levels of the Russell 2000 Futures Excess Return Index.

￭Higher future prices of the futures contracts to which the underlying indices are linked relative to their current prices may adversely affect the value of the underlying indices and the value of the securities. The underlying indices are linked to futures contracts currently listed for trading on the CME. As the relevant futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of the underlying indices, and, accordingly, the value of the securities.

￭Suspensions or disruptions of market trading in futures markets could adversely affect the price of the securities. Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices

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Principal at Risk Securities

have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the SPXFP Index, and, therefore, the value of the securities.

￭Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the underlying indices, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlying index).

January 2025 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Russell 2000 Futures Excess Return Index Overview

The Russell 2000 Futures Excess Return Index, which is calculated, maintained and published by FTSE Russell, measures the performance of the nearest maturing quarterly E-mini Russell 2000 futures contracts trading on the Chicago Mercantile Exchange. E-mini Russell 2000 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the Russell 2000® Index.

The inception date for the Russell 2000 Futures Excess Return Index was May 20, 2024. The information regarding the Russell 2000 Futures Excess Return Index prior to May 20, 2024 is a hypothetical retrospective simulation calculated by the Russell 2000 Futures Excess Return Index publisher using the same methodology as is currently employed for calculating the Russell 2000 Futures Excess Return Index based on historical data. Investors should be aware that no actual investment which allowed a tracking of the performance of the Russell 2000 Futures Excess Return Index was possible at any time prior to May 20, 2024. Such data must be considered illustrative only. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices— Russell 2000® Index” in the accompanying index supplement. For additional information about the Russell 2000 Futures Excess Return Index, see “Annex A— Russell 2000 Futures Excess Return Index” below. Furthermore, for additional historical information, see “Russell 2000 Futures Excess Return Index Historical Performance” below.

Information as of market close on January 24, 2025:

Bloomberg Ticker Symbol:	RTYFPE	52 Week High (on 11/25/2024):	345.31
Current Index Value:	322.97	52 Week Low (on 4/18/2024):	281.59
52 Weeks Ago:	286.93

The following graph sets forth the daily closing values of the RTYFPE Index for the period from January 1, 2020 through January 24, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTYFPE Index for each quarter in the same period. The closing value of the RTYFPE Index on January 24, 2025 was 322.97. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTYFPE Index has at times experienced periods of high volatility, and you should not take the historical values of the RTYFPE Index as an indication of its future performance.

RTYFPE Index Daily Closing Values January 1, 2020** to January 24, 2025

* The red solid line indicates the downside threshold level, which is 50% of the initial index value, and the black solid line indicates the coupon threshold level, which is 70% of the initial index value.

** The Russell 2000 Futures Excess Return Index was established on May 20, 2024. The information prior to May 20, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only.

January 2025 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Russell 2000 Futures Excess Return Index	High	Low	Period End
2020
First Quarter	256.11	150.53	173.04
Second Quarter	231.75	158.77	217.31
Third Quarter	240.72	210.72	227.98
Fourth Quarter	303.69	231.47	299.43
2021
First Quarter	357.56	294.99	337.35
Second Quarter	355.44	323.54	350.87
Third Quarter	353.78	323.36	335.40
Fourth Quarter	372.13	326.02	342.34
2022
First Quarter	346.40	294.34	316.12
Second Quarter	320.44	252.70	261.28
Third Quarter	309.59	253.38	254.49
Fourth Quarter	288.73	257.31	267.80
2023
First Quarter	303.64	259.81	271.95
Second Quarter	284.67	258.53	282.74
Third Quarter	299.06	261.43	264.48
Fourth Quarter	303.94	241.91	297.91
2024
First Quarter	308.59	280.06	308.59
Second Quarter	305.30	281.59	293.79
Third Quarter	324.98	290.62	316.88
Fourth Quarter	345.31	309.80	313.29
2025
First Quarter (through January 24, 2025)	324.68	306.59	322.97

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement. See “Annex A — Russell 2000 Futures Excess Return Index” below.

January 2025 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

S&P 500® Futures Excess Return Index Overview

The S&P 500® Futures Excess Return Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contracts trading on the Chicago Mercantile Exchange. E-mini S&P 500 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the S&P 500® Index. For additional information about the S&P 500® Index and how it is calculated and maintained, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement. For additional information about the S&P 500® Futures Excess Return Index, see “Annex A — S&P 500® Futures Excess Return Index” below.

Information as of market close on January 24, 2025:

Bloomberg Ticker Symbol:	SPXFP	52 Week High (on 12/6/2024):	516.81
Current Index Value:	513.75	52 Week Low (on 1/31/2024):	427.42
52 Weeks Ago:	429.83

The following graph sets forth the daily index closing values of the SPXFP Index for each quarter in the period from January 1, 2020 through January 24, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPXFP Index for each quarter in the same period. The closing value of the SPXFP Index on January 24, 2025 was 513.75. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPXFP Index has at times experienced periods of high volatility and you should not take the historical values of the SPXFP Index as an indication of its future performance.

SPXFP Index Daily Closing Values January 1, 2020 to January 24, 2025

* The red solid line indicates the downside threshold level, which is 50% of the initial index value, and the black solid line indicates the coupon threshold level, which is 70% of the initial index value.

January 2025 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

S&P 500® Futures Excess Return Index	High	Low	Period End
2020
First Quarter	306.53	201.84	233.59
Second Quarter	293.38	222.52	281.92
Third Quarter	326.53	283.09	306.77
Fourth Quarter	343.81	298.67	343.81
2021
First Quarter	364.75	338.62	364.75
Second Quarter	395.12	368.65	395.12
Third Quarter	417.85	391.69	396.79
Fourth Quarter	442.44	396.19	440.03
2022
First Quarter	442.58	385.50	419.87
Second Quarter	424.23	340.09	351.04
Third Quarter	399.05	332.14	332.14
Fourth Quarter	376.43	330.94	353.20
2023
First Quarter	383.43	350.27	375.14
Second Quarter	402.80	369.52	402.80
Third Quarter	414.13	382.87	383.94
Fourth Quarter	424.17	367.27	422.98
2024
First Quarter	460.16	415.04	460.16
Second Quarter	476.24	433.74	472.97
Third Quarter	492.68	446.93	492.68
Fourth Quarter	516.81	486.26	497.21
2025
First Quarter (through January 24, 2025)	515.33	491.39	513.75

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “Annex B — S&P 500® Futures Excess Return Index” below.

January 2025 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTYFPE Index, FTSE Russell, or any successor thereof. With respect to the SPXFP Index, S&P® Dow Jones Indices LLC, or any successor thereof.
Index closing value:

With respect to the RTYFPE Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the RTYFPE Index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTYFPE Index will be based on the alternate calculation of the RTYFPE Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the SPXFP Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the SPXFP Index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), published at the regular official weekday close of trading on such index business day by the underlying index publisher for the SPXFP Index, as determined by the calculation agent. In certain circumstances, the index closing value for the SPXFP Index will be based on the alternate calculation of the SPXFP Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled

January 2025 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

January 2025 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2025 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward

January 2025 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a

January 2025 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers

January 2025 Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 29, 2030, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the futures contracts, in the stocks constituting the reference indices, in futures and/or options contracts on the reference indices and the stocks constituting the reference indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such underlying index, which is the level at or above which such underlying index must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying index) and (iii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms,

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All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Annex A — Russell 2000 Futures Excess Return Index

The Russell 2000 Futures Excess Return Index (the “underlying index”) is an index calculated, published and disseminated by FTSE Russell. The Russell 2000 Futures Excess Return Index launch date was May 20, 2024. The Russell 2000® Index is reported by Bloomberg under the ticker symbol “RTYFPE.” All information contained in this document regarding the underlying index has been derived from publicly available information, without independent verification.

The underlying index is the excess return version of the Russell 2000 Futures Index, which measures the performance of the nearest maturing quarterly E-mini Russell 2000 futures contract trading on the Chicago Mercantile Exchange (“CME”). The underlying index includes a provision for the replacement of the E-mini futures contract as the contract approaches maturity (also referred to as “rolling” or “the roll”). This replacement occurs over a one-day rolling period every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the E-mini Russell futures contract.

E-Mini Russell 2000 Futures Contract

The underlying index is constructed from the front-month E-mini Russell 2000 futures contract (the “futures contract”). Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The futures contract is rolled forward once a quarter, with one-third of the contract being rolled forward on each of the fourth, third, and second day prior to expiration.

E-mini Russell 2000 futures (“QR”) contracts are U.S. dollar-denominated futures contracts, based on the Russell 2000® Index, traded on the CME, representing a contract unit of $50 multiplied by the Russell 2000® Index, measured in cents per index point. The QR trades in increments of 0.10 index points with each tick equaling five dollars. QR contracts listed for the nearest five quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month. The daily settlement prices of the QR contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of QR contracts is based on the opening prices of the component stocks in the Russell 2000® Index, determined on the third Friday of the contract month. For more information on the Russell 2000® Index, see “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Underlying Index Calculation

The underlying index, calculated from the price change of the futures contract, reflects the excess return of the Russell 2000 Futures Index. The level of the underlying index on a trading day is calculated as follows:

1.For total return indices:

2.For excess return indices:

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All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Where

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the underlying index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Futures Excess Return Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Futures Excess Return Index is based. The Russell 2000 Futures Excess Return Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Futures Excess Return Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE Russell 2000 FUTURES EXCESS RETURN INDEX, THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE Russell 2000 FUTURES EXCESS RETURN INDEX, THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS

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All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE Russell 2000 FUTURES EXCESS RETURN INDEX, THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of FTSE Russell.

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All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

Annex B — S&P 500® Futures Excess Return Index

The S&P 500® Futures Excess Return Index (the “underlying index”) is an equity futures index calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”). S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC. The underlying index is reported by Bloomberg under the ticker symbol “SPXFP.” All information contained in this document regarding the underlying index has been derived from publicly available information, without independent verification.

The underlying index is the excess return version of the S&P 500 Futures Index, which measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract trading on the Chicago Mercantile Exchange (“CME”). The underlying index includes a provision for the replacement of the E-mini futures contract as the contract approaches maturity (also referred to as “rolling” or “the roll”). This replacement occurs over a one-day rolling period every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the E-mini S&P futures contract.

E-Mini S&P 500 Futures Contract

The underlying index is constructed from the front-month E-mini S&P 500 futures contract (the “futures contract”). Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The futures contract is rolled forward once a quarter, with one-third of the contract being rolled forward on each of the fourth, third, and second day prior to expiration.

The E-mini S&P 500 futures (“ES”) contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index (the “reference index”), traded on the CME, representing a contract unit of $50 multiplied by the reference index, measured in cents per index point. The ES contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month. The daily settlement prices of the ES contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of ES contracts is based on the opening prices of the component stocks in the reference index, determined on the third Friday of the contract month. For more information about the reference index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Underlying Index Calculation

The underlying index, calculated from the price change of the futures contract, reflects the excess return of the S&P 500 Futures Index. The level of the underlying index on a trading day is calculated as follows:

IndexERd = IndexERd-1 × (1 + CDRd)

where:

IndexERd-1	=	The Excess Return Index level on the preceding business day, defined as any date on which the index is calculated
CDRd	=	The Contract Daily return, defined as:
where:
		t	=	The business day on which the calculation is made
		TDW0t	=	Total Dollar Weight Obtained on t, defined as: CRW1t-1 × DCRP1t + CRW2t-1 × DCRP2t
		TDWIt-1	=	Total Dollar Weight Invested on the business day preceding t, defined as: CRW1t-1 × DCRP1t-1 + CRW2t-1 × DCRP2t-1
		CRW1	=	The contract roll weight of the first nearby contract expiration
		CRW2	=	The contract roll weight of the roll in contract expiration

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All Payments on the Securities Based on the Worst Performing of the Russell 2000 Futures Excess Return Index and the S&P 500® Futures Excess Return Index

Principal at Risk Securities

DCRP t	=	The Daily Contract Reference Price (the official closing price per futures contract, as designated by the relevant exchange) of the futures contract

The underlying index is calculated on an excess return basis, meaning that the level of the underlying index is determined by its weighted return reduced by the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the underlying index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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The securities are not sponsored, endorsed, sold or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the underlying index to track general stock market performance. The underlying index is determined, composed and calculated by S&P® without regard to us or the securities. S&P® has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the underlying index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P® has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® FUTURES EXCESS RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FUTURES EXCESS RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FUTURES EXCESS RETURN INDEX, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s® ,” “S&P® ,” “S&P 500® ,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC.

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